As filed with the Securities and Exchange Commission on June 29, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WILLBROS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	30-0513080
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 Post Oak Parkway,

Suite 1000

Houston, TX 77027

(Address of Principal Executive Offices)

Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan

(Full title of the plan)

Robert R. Harl

President and Chief Executive Officer

Willbros Group, Inc.

4400 Post Oak Parkway, Suite 1000

Houston, TX 77027

(713) 403-8000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Robert J. Melgaard, Esq.

Conner & Winters, LLP

4000 One Williams Center

Tulsa, Oklahoma 74172

(918) 586-5711

(918) 586-8548 (Facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $.05 par value	300,000	$5.99	$1,797,000	$206

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall also cover such indeterminate number of additional shares of Common Stock that may become issuable pursuant to the above-named plan to prevent dilution resulting from any future stock dividend, stock split, recapitalization or other similar transactions.

(2)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of $5.99 per share, the average of the high and low sales prices for the Common Stock as reported on the New York Stock Exchange on June 26, 2012.

INCORPORATION OF PRIOR REGISTRATION STATEMENTS BY REFERENCE
PART II
Item 3. Incorporation of Documents by Reference.
Item 8. Exhibits.
SIGNATURES
INDEX TO EXHIBITS
Ex 5
Ex 23.1
Ex 23.2
Ex 23.3
Ex 24

INCORPORATION OF PRIOR

REGISTRATION STATEMENTS BY REFERENCE

This Registration Statement relates to the registration of additional shares of Common Stock, $.05 par value per share (the “Common Stock”), of Willbros Group, Inc. (the “Registrant”) to be issued pursuant to the Willbros Group, Inc. Amended and Restated 2006 Director Restricted Stock Plan, as amended (the “2006 Director Plan”). The additional shares relate to the amendment to the 2006 Director Plan approved by the stockholders of the Registrant at the Annual Meeting of Stockholders on May 23, 2012, to increase the number of shares of Common Stock available for issuance under the 2006 Director Plan from 250,000 shares to 550,000 shares. Pursuant to General Instruction E of Form S-8, the contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-139353) filed with the Securities and Exchange Commission (the “Commission”) on December 14, 2006 and the Registrant’s Registration Statement on Form S-8 (File No. 333-151796) filed with the Commission on June 20, 2008, each as amended by Post-Effective Amendment No. 1 to such Registration Statements filed with the Commission on March 6, 2009, relating to the 2006 Director Plan are hereby incorporated by reference in this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission (other than any portions of such filings that are furnished rather than filed under applicable Commission rules) are incorporated by reference in this Registration Statement:

(1) the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2) the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012;

(3) the Registrant’s Current Reports on Form 8-K filed with the Commission on January 18, 2012, April 4, 2012, April 9, 2012, May 14, 2012, May 18, 2012, May 30, 2012, June 13, 2012 and June 29, 2012 and the Registrant’s Current Report on Form 8-K/A filed with the Commission on June 14, 2012; and

(4) the description of the Common Stock contained in Amendment No. 1 to the Registrant’s Registration Statement on Form S-4 (File No 333-155281), as declared effective by the Commission on December 29, 2008, including any subsequent amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, excluding any information furnished pursuant to any Current Report on Form 8-K, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

Exhibit Number	Description of Document

5*	Opinion of Conner & Winters, LLP.

23.1*	Consent of Conner & Winters, LLP (included in Exhibit 5).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Grant Thornton LLP.

24*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.

II-1

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 29th day of June, 2012.

WILLBROS GROUP, INC.

By:	/s/ Robert R. Harl
Robert R. Harl
Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Robert R. Harl, Van A. Welch and Peter W. Arbour, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ John T. McNabb, II John T. McNabb, II	Director and Chairman of the Board	June 29, 2012

/s/ Robert R. Harl Robert R. Harl	Director, Chief Executive Officer and President (Principal Executive)	June 29, 2012

/s/ Van A. Welch Van A. Welch	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 29, 2012

/s/ William B. Berry William B. Berry	Director	June 29, 2012

/s/Edward J. DiPaolo Edward J. DiPaolo	Director	June 29, 2012

/s/ Michael C. Lebens Michael C. Lebens	Director	June 29, 2012

/s/ Daniel E. Lonergan Daniel E. Lonergan	Director	June 29, 2012

/s/ Robert L. Sluder Robert L. Sluder	Director	June 29, 2012

/s/ S. Miller Williams S. Miller Williams	Director	June 29, 2012

EXHIBIT INDEX

Exhibit Number	Description of Document

5*	Opinion of Conner & Winters, LLP.

23.1*	Consent of Conner & Winters, LLP (included in Exhibit 5).

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Grant Thornton LLP.

24*	Power of Attorney (included on the signature page to this Registration Statement).

*	Filed herewith.